EXHIBIT 99.1

For Information Contact

At Greater Bay Bancorp:	At Silverman Heller Associates:
Byron A. Scordelis, President and CEO	Philip Bourdillon/Gene Heller
(650) 838-6101	(310) 208-2550
James S. Westfall, EVP and CFO
(650) 838-6108

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS

NET INCOME OF $25.9 MILLION FOR THE FIRST QUARTER OF 2006

EAST PALO ALTO, Calif., April 27, 2006 – Greater Bay Bancorp (Nasdaq: GBBK), a $7.1 billion in assets financial services holding company, today announced results for the first quarter of 2006.

For the first quarter of 2006, Greater Bay Bancorp’s net income was $25.9 million, or $0.46 per diluted common share, compared to $21.5 million, or $0.34 per diluted common share, for the first quarter of 2005, and $27.5 million, or $0.48 per diluted common share, for the fourth quarter of 2005. For the first quarter of 2006, the Company’s return on average common equity, annualized, was 15.42% compared to 13.03% for the first quarter of 2005, and 16.25% for the fourth quarter of 2005. Return on average assets, annualized, for the first quarter of 2006 was 1.47% compared to 1.25% for the first quarter of 2005, and 1.53% for the fourth quarter of 2005.

“We are very pleased with our continued progress reflected in this quarter’s results,” commented Byron A. Scordelis, President and Chief Executive Officer of Greater Bay Bancorp. “We once again provided tangible affirmation of the strength of our core credit metrics. Our interest rate risk posture and deposit pricing discipline were reflected in the continued resilience of our net interest margin. Our underlying loan growth trends were encouraging, and our commercial insurance brokerage business achieved net new business inflow which neutralized declining premium levels.”

Net Interest Income

Net interest income for the first quarter of 2006 increased to $66.6 million from $66.0 million in the first quarter of 2005. This was primarily attributable to an increase in average loans of $259.2 million, partially offset by a decrease of $70.3 million in average interest earning securities.

Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

Net interest income for the first quarter of 2006 decreased to $66.6 million from $67.7 million in the fourth quarter of 2005.

Non-Interest Income

Non-interest income for the first quarter of 2006 was $60.0 million compared to $50.2 million in the first quarter of 2005. This was primarily attributable to:

•	Increases in insurance brokerage commissions and fees of $6.8 million, including $6.7 million related to Lucini / Parish which was acquired May 1, 2005,
•	Increase in other income of $2.1 million due primarily to the $1.0 million other-than-temporary impairment charge in the first quarter of 2005, and
•	Increases in operating lease revenue of $1.2 million.

Non-interest income for the first quarter of 2006 was $60.0 million compared to $53.0 million in the fourth quarter of 2005. This was primarily attributable to increases in insurance commissions and fees of $7.9 million including seasonal override and contingent income, offset by decreases in other income of $1.1 million.

Non-interest income as a percentage of total revenues for the first quarter of 2006 was 47.4%, compared to 43.2% for the first quarter of 2005 and 43.9% for the fourth quarter of 2005.

“While our ABD insurance subsidiary continued to experience a positive net inflow of new business during the quarter, this was offset by a general softening of premium levels in the property and casualty and workers’ compensation areas,” stated Mr. Scordelis. “While we recognize this market dynamic as a normal cyclical consequence of the insurance brokerage business, we are fully confident in our long term ability to sustain both meaningful market share growth and top line revenue expansion at ABD.”

Operating Expenses

Operating expenses for the first quarter of 2006 increased to $92.1 million from $83.9 million in the first quarter of 2005. Excluding the impact of the Lucini-Parish acquisition and increased depreciation expenses associated with the growth of the Company’s operating lease portfolio, operating expenses increased by $2.1 million compared to the first quarter of 2005. This increase included the following recognition of expenses related to prior periods:

•	$1.1 million associated with the recognition of a restricted stock expense for holders whose vesting may be accelerated due to retirement age provisions in the Company’s equity incentive plan, and
•	A charge of $0.4 million related to certain retirement plan expenses.

These items were partially offset by a decrease in legal costs and other professional fees of $1.1 million.

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Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

Operating expenses for the first quarter of 2006 increased to $92.1 million from $86.4 million in the fourth quarter of 2005. This was primarily attributable to the $1.5 million recognition of expenses related to prior periods plus the following:

•	Normal seasonal increases in payroll taxes and 401(k) match expense of $3.0 million, and
•	Increased severance expense of $0.8 million.

These increases were partially offset by a decrease in legal costs and other professional fees expense of $1.5 million.

Credit Quality Overview

Net loan charge-offs in the first quarter of 2006 were $43,000, or less than 0.01% of average loans, annualized, compared to $3.5 million, or 0.32% of average loans, annualized, for the first quarter of 2005 and $1.2 million, or 0.10% of average loans, annualized, for the fourth quarter of 2005.

Non-performing assets were $33.4 million at March 31, 2006, compared to $53.4 million at March 31, 2005 and $71.7 million at December 31, 2005. The ratio of non-performing assets to total assets was 0.47% at March 31, 2006, compared to 0.76% at March 31, 2005 and 1.01% at December 31, 2005. The ratio of non-performing loans to total loans was 0.70% at March 31, 2006, compared to 1.17% at March 31, 2005 and 1.50% at December 31, 2005.

Non-performing assets declined in the first quarter of 2006 by $38.3 million due primarily to the repayment of one large relationship. During the first quarter of 2006, the Company received $36.8 million in principal payments, which retired this borrower’s indebtedness to the Company.

The Company recorded a negative provision for credit losses of $6.0 million for the first quarter of 2006, compared to a negative provision of $1.7 million for the first quarter of 2005, and a negative provision of $10.5 million for the fourth quarter of 2005.

The allowance for loan and lease losses was $74.6 million, or 1.57% of total loans, at March 31, 2006, compared to $99.4 million, or 2.20% of total loans, at March 31, 2005 and $82.2 million, or 1.73% of total loans, at December 31, 2005.

“We are extremely pleased with our quarterly results in virtually every key portfolio quality indicator,” commented Mr. Scordelis. “Our recording of a negative provision for the quarter is consistent with our negligible charge-off experience and the decline in our NPA level as well as with the continued strengthening of a broader array of additional credit metrics which we incorporate in our allowance determination process. We continue to adhere to a consistent and disciplined application of sound credit fundamentals, and believe that our results are reflective of that approach.”

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Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

Balance Sheet

At March 31, 2006, total assets were $7.1 billion, total net loans were $4.7 billion, total securities were $1.5 billion, and total deposits were $5.1 billion.

Total net loans increased by $222.3 million from March 31, 2005 to March 31, 2006. Excluding the impact of purchased and originated residential mortgage loans of $200.7 million, this growth reflects increases of $188.3 million in real estate construction and land loans, and $33.6 million in commercial loans. These increases were partially offset by a decrease of $150.9 million in the commercial term real estate loan portfolio.

Total net loans increased by $1.8 million from December 31, 2005 to March 31, 2006. This growth reflects an increase of $43.2 million in real estate construction and land loans, which was partially offset by a decrease of $33.0 million in the real estate other category. This reduction was the exclusive result of the payoff of a $36.8 million loan during the quarter that had previously been reported as non-performing.

“We are quite pleased with the overall lending results during the quarter. The growth in our loan portfolio was achieved in spite of the payoff of more than $70 million of non-performing and other large loans where accelerated collection was sought and successfully realized during the period,” stated Mr. Scordelis. “We continued the steady expansion of our construction portfolio, and also once again realized healthy growth across our specialty finance businesses,” he added.

Total securities were $1.5 billion as of March 31, 2006, compared to $1.6 billion at March 31, 2005 and $1.5 billion at December 31, 2005.

Total core deposits (excluding institutional and brokered deposits) at March 31, 2006 decreased by $274 million compared to March 31, 2005 and decreased by $93 million compared to December 31, 2005.

“In light of the escalation of general money market rates, we continued our effort to optimize the balance between deposit spreads and portfolio growth during the quarter,” stated Mr. Scordelis. “While demand deposit levels modestly declined, a majority of this change was due to identifiable seasonal or timing issues as well as to transfers of funds within the Bank.”

On March 24, 2006, all of the remaining holders of Greater Bay Bancorp’s contingent convertible debt securities due 2024 (“CODES”) exercised their contractual put right. This resulted in the retirement of $82.5 million of senior debt. No gain or loss was realized from this transaction.

Capital Overview

The capital ratios of Greater Bay Bancorp and its subsidiary bank continue to exceed the well-capitalized guidelines established by bank regulatory agencies.

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Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

The Company’s common equity to assets ratio was 9.71% at March 31, 2006, compared to 9.36% at March 31, 2005 and 9.45% at December 31, 2005. The Company’s tangible common equity to tangible assets ratio was 5.86% at March 31, 2006, compared to 6.02% at March 31, 2005 and 5.56% at December 31, 2005.

Net Interest Margin and Interest Rate Risk Management

The net interest margin (on a fully tax equivalent basis) for the first quarter of 2006 was 4.35%, compared to 4.43% for the first quarter of 2005 and 4.36% for the fourth quarter of 2005.

“Net interest margin stability reflected the Company’s practice of maintaining a fundamentally neutral interest rate position,” stated James S. Westfall, Executive Vice President and Chief Financial Officer. “Interest rate maturities of security purchases and wholesale financings are selected to offset exposures arising from customer business.”

Outlook for 2006

Our full year guidance for 2006 is as follows:

•	Core Loan Growth – based on the current forecast of moderate economic growth in our primary market area coupled with a planned increase in our lending and relationship management staff, we anticipate core loan portfolio growth in the mid to high single digit range, with this growth concentrated in the second half of the year.

•	Core Deposit Growth – we anticipate core deposit growth in the low single digits, and intend to adjust our use of institutional time deposits and other non-relationship funding sources to meet funding needs not satisfied by core deposit and capital funding sources.

•	Credit Quality – based on our continued aggressive credit risk management and the current economic outlook, we anticipate net charge-offs from 15 basis points to 25 basis points of average loans outstanding.

•	Net Interest Margin – based on the Company’s anticipated core loan and deposit growth and its slightly net asset interest rate sensitivity position, we expect the margin to fluctuate in the 4.20% to 4.40% range.

Conference Call

The Company will broadcast its earnings conference call live via the Internet at 8:00 a.m. (PDT) on Thursday, April 27, 2006. Participants may access this conference call through the Company’s website at http://www.gbbk.com, under the “Investor Info” link, or through http://www.earnings.com. You should go to either of these websites 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call.

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Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

A replay of the conference call will be available on the websites. A telephone replay will also be available beginning at 11 a.m. PDT on April 27, 2006 through 9:00 p.m. on May 4, 2006 by dialing (800) 642-1687 or (706) 645-9291 and providing Conference ID 7927892.

About Greater Bay Bancorp

Greater Bay Bancorp, a diversified financial services holding company, provides community banking services in the Greater San Francisco Bay Area through Greater Bay Bank, N.A.’s community banking organization, including Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank. Nationally, Greater Bay Bancorp provides specialized leasing and loan services through its specialty finance group, which includes Matsco, CAPCO and Greater Bay Capital. ABD Insurance and Financial Services, the Company’s insurance brokerage subsidiary, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net interest margin, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans and deposits and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the local, national and international levels and increased competition among financial service providers on the Company’s results of operations and the quality of the Company’s earning assets; (2) government regulation, including ABD’s receipt of requests for information from state insurance commissioners and subpoenas from state attorneys general related to the ongoing insurance industry-wide investigations into contingent commissions and override payments; and (3) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. Greater Bay does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s website at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

GREATER BAY BANCORP

MARCH 31, 2006—FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:	First Quarter 2006	Fourth Quarter 2005	Third Quarter 2005	Second Quarter 2005	First Quarter 2005
Interest income	$103,754	$102,225	$100,710	$96,050	$91,798
Interest expense	37,134	34,478	32,714	30,625	25,756

Net interest income before provision for / (recovery of) credit losses	66,620	67,747	67,996	65,425	66,042
Provision for / (recovery of) credit losses	(6,004)	(10,491)	(3,352)	2,252	(1,678)

Net interest income after provision for / (recovery of) credit losses	72,624	78,238	71,348	63,173	67,720

Non-interest income:
Insurance commissions and fees	44,969	37,071	39,974	39,223	38,122
Rental revenues on operating leases	5,264	4,906	4,901	4,463	4,032
Service charges and other fees	2,540	2,533	2,496	2,869	2,550
Loan and international banking fees	1,795	1,919	1,663	2,113	2,013
Income on bank owned life insurance	1,911	1,869	1,877	2,004	1,797
Trust fees	1,055	1,101	1,074	1,060	1,066
Gain on sale of loans	—	172	100	111	95
Security gains, net	168	—	43	9	290
Other income	2,331	3,438	2,361	2,389	228

Total non-interest income	60,033	53,009	54,489	54,241	50,193

Operating expenses:
Compensation and benefits	57,929	51,455	50,745	48,172	50,285
Occupancy and equipment	11,322	11,285	11,278	11,148	10,412
Legal costs and other professional fees	3,753	5,295	4,671	3,198	4,851
Depreciation—equipment leased to others	4,091	4,013	4,108	3,735	3,370
Amortization of intangibles	1,640	1,835	1,886	2,072	2,083
Other expenses	13,379	12,476	11,936	12,805	12,947

Total operating expenses	92,114	86,359	84,624	81,130	83,948

Income before income taxes and cumulative effect of accounting change	40,543	44,888	41,213	36,284	33,965
Provision for income taxes	14,772	17,433	15,626	13,609	12,455

Income before cumulative effect of accounting change	25,771	27,455	25,587	22,675	21,510
Cumulative effect of accounting change, net of tax (1)	130	—	—	—	—

Net income	$25,901	$27,455	$25,587	$22,675	$21,510

EARNINGS PER SHARE DATA:
Earnings per common share before cumulative effect of accounting change (2)
Basic	$0.48	$0.51	$0.47	$0.41	$0.38
Diluted	$0.46	$0.48	$0.44	$0.38	$0.34

Earnings per common share after cumulative effect of accounting change (2)
Basic	$0.48	$0.51	$0.47	$0.41	$0.38
Diluted	$0.46	$0.48	$0.44	$0.38	$0.34

Weighted average common shares outstanding	49,802	50,251	50,698	50,843	51,135
Weighted average common & common equivalent shares outstanding	52,727	53,370	54,010	55,573	58,184

GAAP ratios
Return on quarterly average assets, annualized	1.47%	1.53%	1.41%	1.28%	1.25%
Return on quarterly average common shareholders’ equity, annualized	15.42%	16.25%	15.13%	13.68%	13.03%
Return on quarterly average total equity, annualized	13.39%	14.09%	13.12%	11.84%	11.28%
Net interest margin, annualized (3)	4.35%	4.36%	4.32%	4.27%	4.43%
Operating expense ratio, annualized (4)	5.24%	4.81%	4.67%	4.60%	4.89%
Efficiency ratio (5)	72.73%	71.52%	69.09%	67.80%	72.22%

NON-GAAP ratios
Efficiency ratio (excluding ABD) (6)	68.63%	62.70%	60.12%	60.79%	68.86%

(1)	Effective January 1, 2006, the Company adopted SFAS No.123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), as a result of which the Company recognized a one-time cumulative adjustment, to record an estimate of future forfeitures on outstanding equity based awards for which compensation expense had been recognized prior to adoption.

(2)	The following table provides a reconciliation of income available to common shareholders before and after cumulative effect of accounting change. Additionally, the Company’s outstanding convertible preferred stock was antidilutive for all periods presented.

Income before cumulative effect of accounting change as reported	$25,771	$27,455	$25,587	$22,675	$21,510
Less: dividends on convertible preferred stock	(1,832)	(1,825)	(1,834)	(1,841)	(1,840)

Income available to common shareholders before cumulative effect of accounting change	23,939	25,630	23,753	20,834	19,670
Add: CODES interest and other related income/(loss), net of taxes	59	(99)	76	111	179

Income available to common shareholders before cumulative effect of accounting change	$23,998	$25,531	$23,829	$20,945	$19,849
Cumulative effect of accounting change, net of tax	$130	—	—	—	—

Income available to common shareholders after cumulative effect of accounting change	$24,128	$25,531	$23,829	$20,945	$19,849

Weighted average common shares outstanding	49,802	50,251	50,698	50,843	51,135
Weighted average common equivalent shares:
Stock options	946	939	878	1,062	1,094
CODES due 2024	1,979	2,180	2,426	3,653	5,940
CODES due 2022	—	—	8	15	15

Total weighted average common & common equivalent shares outstanding	52,727	53,370	54,010	55,573	58,184

(3)	Net interest income (on a tax equivalent basis) for the period, annualized and divided by average interest earning assets for the period.

(4)	Total operating expenses for the period, annualized and divided by average quarterly assets.

(5)	Total operating expenses divided by total revenue (the sum of net interest income and non-interest income, excluding provision for credit losses).

(6)	Total operating expenses less ABD operating expenses divided by total revenue less ABD revenue. The following table provides the information for calculating the efficiency ratio excluding ABD:

Revenue (excluding ABD)	$81,183	$83,614	$81,796	$80,190	$77,744
Operating expenses (excluding ABD)	$55,717	$52,422	$49,174	$48,750	$53,535

Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

GREATER BAY BANCORP

MARCH 31, 2006—FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA AND RATIOS:	Mar 31 2006	Dec 31 2005	Sept 30 2005	Jun 30 2005	Mar 31 2005
Cash and Due From Banks	$167,203	$152,153	$153,284	$190,048	$213,806
Fed Funds Sold	—	—	20,000	10,000	—
Securities	1,468,123	1,493,584	1,487,935	1,583,662	1,592,120
Loans:
Commercial	2,062,141	2,067,873	2,020,656	2,040,289	2,028,492
Term Real Estate—Commercial	1,389,635	1,389,329	1,432,939	1,493,890	1,540,496

Total Commercial	3,451,776	3,457,202	3,453,595	3,534,179	3,568,988
Real Estate Construction and Land	688,086	644,883	609,969	543,117	499,817
Residential Mortgage	271,658	266,263	258,268	260,453	71,004
Real Estate Other	230,190	263,164	261,969	277,847	250,977
Consumer and Other	100,020	108,833	115,593	137,827	129,859
Deferred Fees and Discounts, Net	(12,006)	(12,376)	(12,681)	(12,939)	(13,239)

Total Loans, Net of Deferred Fees and Discounts	4,729,724	4,727,969	4,686,713	4,740,484	4,507,406
Allowance for Loan and Lease Losses	(74,568)	(82,159)	(92,857)	(98,487)	(99,355)

Total Loans, Net	4,655,156	4,645,810	4,593,856	4,641,997	4,408,051
Goodwill	242,728	243,289	236,511	236,211	212,077
Other Intangible Assets	48,005	49,741	51,739	53,785	36,986
Other Assets	527,291	536,392	529,983	550,402	539,423

Total Assets	$7,108,506	$7,120,969	$7,073,308	$7,266,105	$7,002,463

Deposits:
Demand, Non-Interest Bearing	$1,004,575	$1,093,157	$1,066,536	$1,091,208	$1,065,004
NOW, MMDA and Savings	2,957,354	3,000,647	3,003,159	2,955,343	3,193,558
Time Deposits, $100,000 and Over	782,891	741,682	750,406	696,740	602,432
Other Time Deposits	363,941	223,053	195,315	136,008	134,749

Total Deposits	5,108,761	5,058,539	5,015,416	4,879,299	4,995,743

Other Borrowings	750,248	797,802	813,006	1,117,285	775,361

Subordinated Debt	210,311	210,311	210,311	210,311	210,311
Other Liabilities	232,866	265,607	252,510	275,417	249,170

Total Liabilities	6,302,186	6,332,259	6,291,243	6,482,312	6,230,585

Minority interest:
Preferred Stock of Real Estate Investment Trust Subsidiaries	12,739	12,699	12,658	12,617	12,577

Convertible Preferred Stock	103,097	103,387	102,706	103,366	103,569
Common Shareholders’ Equity	690,484	672,624	666,701	667,810	655,732

Total Equity	793,581	776,011	769,407	771,176	759,301

Total Liabilities and Total Equity	$7,108,506	$7,120,969	$7,073,308	$7,266,105	$7,002,463

RATIOS:

Loan Growth, current quarter to prior year quarter	4.93%	5.34%	4.31%	6.40%	1.26%
Loan Growth, current quarter to prior quarter, annualized	0.15%	3.49%	-4.50%	20.74%	1.73%
Loan Growth, YTD	0.15%	5.34%	5.91%	11.33%	1.73%

Core Loan Growth, current quarter to prior year quarter (1)	1.39%	0.57%	-1.13%	0.75%	-0.34%
Core Loan Growth, current quarter to prior quarter, annualized (1)	0.66%	4.30%	-4.09%	4.73%	-2.62%
Core Loan Growth, YTD (1)	0.66%	0.57%	-0.68%	1.06%	-2.62%

Deposit Growth, current quarter to prior year quarter	2.26%	-0.87%	-3.47%	-8.06%	-3.58%
Deposit Growth, current quarter to prior quarter, annualized	4.03%	3.41%	11.07%	-9.35%	-8.51%
Deposit Growth, YTD	4.03%	-0.87%	-2.29%	-8.83%	-8.51%

Core Deposit Growth, current quarter to prior year quarter (2)	-5.78%	-5.03%	-6.45%	-9.21%	-0.04%
Core Deposit Growth, current quarter to prior quarter, annualized (2)	-8.31%	-1.02%	2.02%	-16.23%	-5.18%
Core Deposit Growth, YTD (2)	-8.31%	-5.03%	-6.40%	-10.63%	-5.18%

Revenue Growth, current quarter to prior year quarter (3)	8.96%	7.03%	3.77%	0.98%	-5.38%
Revenue Growth, current quarter to prior quarter, annualized (3)	19.80%	-5.60%	9.35%	11.84%	12.26%

Net Interest Income Growth, current quarter to prior year quarter	0.88%	-0.52%	-3.23%	-8.98%	-12.38%
Net Interest Income Growth, current quarter to prior quarter, annualized	-6.75%	-1.45%	15.59%	-3.75%	-12.27%

(1)	Core loans calculated as total loans less purchased residential mortgage loans.

(2)	Core deposits calculated as total deposits less institutional and brokered time deposits.

(3)	Revenue is the sum of net interest income before provision for / (recovery of) credit losses and total non-interest income.

Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

GREATER BAY BANCORP

March 31, 2006—FINANCIAL SUMMARY (UNAUDITED)

(Dollars in 000’s)

SELECTED AVERAGE BALANCE SHEET AND YIELD DATA:

	Three months ended
	March 31, 2006			December 31, 2005			March 31, 2005
Tax-Equivalent Basis (1)	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate	Average balance (2)	Interest	Average yield / rate
INTEREST-EARNING ASSETS:
Fed funds sold	$12,290	$132	4.34%	$74,740	$716	3.80%	$32,489	$181	2.26%
Securities:
Taxable	1,425,340	15,622	4.45%	1,374,102	14,862	4.29%	1,499,446	15,955	4.32%
Tax-exempt (1)	82,596	1,494	7.33%	80,793	1,476	7.25%	84,781	1,403	6.71%
Other short-term (3)	9,762	35	1.46%	11,245	45	1.58%	3,796	135	14.39%
Loans (4)	4,721,031	86,959	7.47%	4,673,852	85,611	7.27%	4,461,799	74,590	6.78%

Total interest-earning assets	6,251,019	104,242	6.76%	6,214,732	102,710	6.56%	6,082,312	92,264	6.15%
Noninterest-earning assets	878,637	—		905,369	—		885,326	—

Total assets	$7,129,656	104,242		$7,120,101	102,710		$6,967,638	92,264

INTEREST-BEARING LIABILITIES:
Deposits:
MMDA, NOW and Savings	$2,950,240	14,072	1.93%	$3,111,275	14,841	1.89%	$3,277,312	13,257	1.64%
Time deposits over $100,000	356,157	2,968	3.38%	352,606	2,736	3.08%	348,154	1,835	2.14%
Other time deposits	660,914	6,721	4.12%	583,307	5,105	3.47%	381,737	2,027	2.15%

Total interest-bearing deposits	3,967,311	23,761	2.43%	4,047,188	22,682	2.22%	4,007,203	17,118	1.73%
Short-term borrowings	288,491	2,983	4.19%	171,801	1,870	4.32%	255,965	1,955	3.10%
CODES	75,101	101	0.55%	87,500	117	0.53%	227,334	308	0.55%
Subordinated debt	210,311	4,557	8.79%	210,311	4,504	8.50%	210,311	4,312	8.31%
Other long-term borrowings	474,316	5,732	4.90%	456,962	5,304	4.61%	155,980	2,063	5.36%

Total interest-bearing liabilities	5,015,530	37,134	3.00%	4,973,762	34,478	2.75%	4,856,794	25,756	2.15%
Noninterest-bearing deposits	1,041,806			1,086,424			1,051,341
Other noninterest-bearing liabilities	275,257			274,391			273,523
Minority Interest: Preferred stock of real estate investment trust subsidiaries	12,715			12,674			12,571
Shareholders’ equity	784,348			772,848			773,410

Total shareholders’ equity and liabilities	$7,129,656	37,134		$7,120,101	34,478		$6,967,638	25,756

Net interest income, on a tax-equivalent basis (1)		67,108			68,232			66,508

Tax-equivalent adjustment		(488)			(485)			(466)

Net interest income, as reported		$66,620			$67,747			$66,042

Net interest margin (5)			4.35%			4.36%			4.43%

(1)	For the period ended March 31, 2006, income from tax-exempt securities issued by state and local governments or authorities, is adjusted by an increment that equates tax-exempt income to tax equivalent basis (assuming a 35% federal income tax rate); all prior periods presentation has been changed to conform to current period presentation.

(2)	For the period ended March 31, 2006, nonaccrual loans are included in the average balance; prior periods presentation has been changed to conform to current period presentation.

(3)	Includes average interest-earning deposits in other financial institutions.

(4)	Amortization of deferred loan fees, net of the amortization of deferred costs, resulted in an increase (decrease) of interest income on loans by $245,000, $580,000 and ($1,000) for the three months ended March 31, 2006, December 31, 2005 and March 31, 2005, respectively.

(5)	Net interest margin during the period equals (a) the difference between tax-equivalent interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period, annualized.

Greater Bay Bancorp Reports First Quarter 2006 Results

April 27, 2006

GREATER BAY BANCORP

MARCH 31, 2006—FINANCIAL SUMMARY (UNAUDITED)

(Dollars and shares in 000’s, except per share data)

SELECTED CONSOLIDATED CREDIT QUALITY DATA:	Mar 31 2006	Dec 31 2005	Sept 30 2005	Jun 30 2005	Mar 31 2005
Nonperforming Assets (1)
Commercial	$7,681	$7,650	$5,495	$7,122	$8,213
Real Estate Term and Construction	11,452	42,068	43,621	57,404	26,591
SBA	3,627	6,497	7,612	7,421	6,752
Venture Banking Group	77	—	—	—	24
Specialty Finance	9,437	10,375	11,382	8,034	10,816
Other	718	4,504	3,821	8,105	189

Total Nonperforming Loans (2)	$32,992	$71,094	$71,931	$88,086	$52,585
OREO	—	—	—	—	—
Other Nonperforming Assets	438	631	1,153	495	840

Total Nonperforming Assets (1)	$33,430	$71,725	$73,084	$88,581	$53,425

Net Loan Charge-Offs (Recoveries) (3)	$43	$1,207	$3,098	$3,476	$3,511

Ratio of Allowance for Loan and Lease Losses to:
End of Period Loans	1.57%	1.73%	1.98%	2.07%	2.20%
Total Nonaccrual Loans	226.02%	115.56%	129.09%	111.81%	188.94%

Ratio of Provision for / (recovery of) Credit Losses to Average Loans, annualized	-0.52%	-0.89%	-0.28%	0.20%	-0.15%

Total Nonperforming Loans to Total Loans	0.70%	1.50%	1.53%	1.86%	1.17%
Total Nonperforming Assets to Total Assets	0.47%	1.01%	1.03%	1.22%	0.76%

Ratio of Quarterly Net Loan Charge-offs to Average Loans, annualized	0.00%	0.10%	0.26%	0.30%	0.32%
Ratio of YTD Net Loan Charge-offs to YTD Average Loans	0.00%	0.24%	0.29%	0.31%	0.32%

(1)	Nonperforming assets include nonperforming loans, Other Real Estate Owned and other nonperforming assets.

(2)	Nonperforming loans are defined as loans which are on nonaccrual status.

(3)	Net loan charge-offs are loan charge-offs net of recoveries.

SELECTED QUARTERLY CAPITAL RATIOS AND DATA:	Mar 31 2006	Dec 31 2005	Sept 30 2005	Jun 30 2005	Mar 31 2005
Tier 1 Leverage ratio	10.77%	10.41%	10.23%	10.30%	10.98%
Tier 1 Risk-Based Capital ratio	12.48%	12.01%	12.25%	11.96%	13.08%
Total Risk-Based Capital ratio	13.73%	13.26%	13.51%	13.22%	14.34%
Total Equity to Assets ratio	11.16%	10.90%	10.88%	10.61%	10.84%
Common Equity to Assets ratio	9.71%	9.45%	9.43%	9.19%	9.36%

Tier I Capital	$734,692	$708,563	$702,030	$695,108	$733,387
Total Risk-based Capital	$808,436	$782,525	$774,044	$768,187	$803,966
Risk Weighted Assets	$5,889,032	$5,900,425	$5,730,710	$5,810,227	$5,605,961

NON-GAAP RATIOS (1):
Tangible Common Equity to Tangible Assets—End of Period (2)	5.86%	5.56%	5.58%	5.42%	6.02%
Tangible Common Book Value Per Common Share—End of Period (3)	$7.95	$7.61	$7.51	$7.44	$7.97

Common Book Value Per Common Share—End of Period (4)	$13.73	$13.48	$13.22	$13.16	$12.85
Total Common Shares Outstanding—End of Period	50,288	49,906	50,425	50,756	51,046

(1)	The following table provides a reconciliation of Common Equity to Tangible Common Equity and Total Assets to Tangible Assets:

Common Shareholders’ Equity	$690,484	$672,624	$666,701	$667,810	$655,732
Less: Goodwill and Other Intangible Assets	(290,733)	(293,030)	(288,250)	(289,996)	(249,063)

Tangible Common Equity	$399,751	$379,594	$378,451	$377,814	$406,669

Total Assets	$7,108,506	$7,120,969	$7,073,308	$7,266,105	$7,002,463
Less: Goodwill and Other Intangible Assets	(290,733)	(293,030)	(288,250)	(289,996)	(249,063)

Tangible Assets	$6,817,773	$6,827,939	$6,785,058	$6,976,109	$6,753,400

(2)	Computed as Common Shareholders’ Equity, less Goodwill and Other Intangible Assets divided by Tangible Assets.

(3)	Computed as Common Shareholders’ Equity, less Goodwill and Other Intangible Assets divided by Total Common Shares outstanding—end of period.

(4)	Computed as Common Shareholders’ Equity divided by Common Shares outstanding—end of period.